UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                 Date of Earliest Event Reported: April 1, 2007



                              X-RITE, INCORPORATED

                          (Exact name of registrant as
                            specified in its charter)

              Michigan              000-14800            38-1737300
          (State or other          (Commission          (IRS Employer
          jurisdiction of          File Number)       Identification no.)
           incorporation)

         4300 44th Street S.E.
        Grand Rapids, Michigan                             49512
(Address of principal executive office)                  (Zip Code)

                         Registrant's telephone number,
                              including area code:
                                 (616) 803-2200


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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 14e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.   Entry into a Material Definitive Agreement

Change of Control Severance Plan for Senior Executives

         The Board of Directors of X-Rite, Incorporated (the "Company") approved a new X-Rite Change-In Control Severance Plan for Senior Executives (the "Plan") for certain of its executive officers effective April 1, 2007. Under the terms of the Plan, following a change in control, if a participant's employment is terminated (1) by the Company other than for cause, disability or death of the participant or (2) by the participant with good reason ("Qualifying Termination"), the Company is obligated to pay the participant a lump-sum in cash equal to (i) the participant's unpaid base salary, accrued vacation pay and expenses, (ii) amounts unpaid to the participant under the annual short-term incentive plan in respect of the most recently completed fiscal year, (iii) an amount equal to two times the greater of the participant's base salary for the year in which the participant is terminated or as in effect prior to the change in control, (iv) a bonus amount equal to two times the greater of participant's target incentive opportunity for the year the participant is terminated or as in effect prior to the change in control, (v) a pro rata portion of the greater of participant's target incentive opportunity for the year the participant is terminated or as in effect prior to the change in control, (vi) payment of continuation health coverage premiums for twenty-four (24) months following the date of the Qualifying Termination, and (vii) excise tax gross-up on severance payments, if triggered. In addition, upon a Qualifying Termination, unless otherwise provided in a plan document, award agreement or otherwise, all of the participant's outstanding equity-based long-term incentive vehicles (including stock options stock appreciation rights, restricted stock, and restricted stock units) shall vest, and where applicable, all target levels of performance shall be treated as being achieved as of the date of the change of control.

         Thomas J. Vacchiano, Jr., the Company's President and Chief Executive Officer, and Francis Lamy, the Company's Executive Vice President and Chief Technology Officer, are covered under the Plan effective April 1, 2007.

Item 1.02.   Termination of a Material Definitive Agreement

         The Company currently has Change of Control Agreements with Messrs. Berg and Smolinski, and Ms. Chowning that provide for the payment of post-termination benefits if their employment is terminated following a change of control. Under the terms of these agreements, following a change of control, if the executive's employment is terminated (1) by the Company other than for cause, disability or death of the executive or (2) by the executive with good reason the Company is obligated to pay the executive (i) the executive's accrued but unpaid base salary and expenses, (ii) at the Company's election, the executive's base salary in normal installments for the remainder of the three year period commencing on the change of control (the "Employment Term"), or a single payment that would otherwise be payable in installments for the remainder of the Employment Term, (iii) a bonus amount equal to the three year historical average of the annual bonuses paid or payable to the executive prior to the change in control, times the sum of the number of full fiscal years remaining in the Employment Term and the fraction equal to the pro-rata portion of the then current fiscal year up to such termination, (iv) the continuation of life insurance, disability, medical, dental and hospitalization payment benefits on behalf of the executive, (v) the immediate vesting of, and lapse of restrictions on all outstanding incentive awards (including stock options and restricted shares granted to the executive), which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate and (vi) an excise tax gross-up on severance payments, if triggered.

         On April 1, 2007, the Company notified Messrs. Berg and Smolinski, and Ms. Chowning of its intention to terminate the Agreements pursuant to the required one (1) year notification period. The Agreements will expire on April 1, 2008. On that date, these executives will be covered under the Change of Control Severance Plan for Senior Executives discussed above.

Item 9.01.   Financial Statements and Exhibits.

10.1  Change of Control Severance Plan for Senior Executives dated April 1, 2007

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

Dated:  April 5, 2007                   X-RITE, INCORPORATED


                                             By:      /s/ Mary E. Chowning
                                                      --------------------------
                                                      Mary E. Chowning
                                                      Chief Financial Officer